EXHIBIT 5


LOGO

                                                                  March 17, 1998

Bell Atlantic Corporation
1095 Avenue of the Americas
New York, New York 10036

                 Re: Bell Atlantic Corporation Registration Statement
                     on Form S-3 under the Securities Act of 1933

Ladies and Gentlemen:

      Reference is made to the Registration Statement on Form S-3 (the "Registration Statement") which Bell Atlantic Corporation, a Delaware corporation (the "Company"), is filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, registering 15,000,000 shares of Common Stock, par value $.10 per share, of the Company to be issued and sold from time to time under the Company's Direct Invest Plan (the "Plan").

      I or members of my staff have reviewed the Registration Statement, the Company's Certificate of Incorporation and Bylaws, resolutions adopted by the Board of Directors of the Company, and such other documents and records as I have deemed appropriate for the purpose of giving this opinion.

      Based upon the foregoing, I am of the opinion that:

            1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

            2. The Plan has been duly adopted and issuance of the Shares has been duly authorized by the Company by appropriate corporate action.

            3. Upon issuance of the Shares and payment therefor in accordance with (a) the Plan and (b) the resolutions of the Board of Directors of the Company relating to the Plan and the offer and sale of the Shares, the Shares will be legally issued, fully paid and nonassessable.

      I hereby consent to the filing of this Opinion with the Securities and Exchange Commission in connection with the Registration Statement and to being named under the heading "Independent Accountants and Counsel" in the Registration Statement.


                                           Very truly yours,



                                           /s/ P. Alan Bulliner
                                           -------------------------
                                           P. Alan Bulliner
                                           Associate General Counsel
                                           and Corporate Secretary